                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Renal Treatment Centers, Inc. and Subsidiaries (the "Company") on Form S-3 of our report dated March 20, 1996, which includes reference to information audited by other auditors for which the dates of their reports are July 14, 1995 and March 31, 1995, respectively, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, which report is incorporated herein by reference.

We consent to the incorporation by reference in this registration statement of the Company on Form S-3 of our report dated March 20, 1996 except for the combination described in Note 2, for which the date is August 19, 1996, which includes reference to information audited by other auditors for which the dates of their reports are July 14, 1995 and March 31, 1995, respectively, on our audits of the supplemental consolidated financial statements and financial statement schedule of the Company as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, which report is herein incorporated herein by reference.

We consent to the incorporation by reference in this registration statement of the Company on Form S-3 of our report dated June 26, 1996 on our audit of the combined financial statements of the KCDC/KCCC Group as of December 31, 1995 and for the year then ended, which report is incorporated by reference.

We also consent to the reference in the registration statement on Form S-3 to our Firm under the Caption "Experts."

/s/ Coopers & Lybrand L.L.P.
- -----------------------------
Coopers & Lybrand L.L.P.


Wayne, Pennsylvania
August 22, 1996